UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

  Date of Report (Date of earliest event reported): January 22,
                              2007

                         IPORUSSIA, INC
_________________________________________________________________
     (Exact name of registrant as specified in its charter)

                            Delaware
_________________________________________________________________
         (State or other jurisdiction of incorporation)

         000-51076                       38-3649127
_________________________________________________________________
   (Commission file number)    (IRS Employer Identification No.)

     12 Tompkins Avenue, Jericho, New  York         11753
_________________________________________________________________
   (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (516) 937-6600
                                                    ______________

                         Not Applicable
_________________________________________________________________
  (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Principal Officers; Election
            ------------------------------------------------------
            of Directors; Appointment of Principal Officers.
            ------------------------------------------------

      Following the untimely demise of the Company's former director and officer, Mr. Leonard W. Suroff, Mr. Mark R. Suroff was appointed by the Company's Board of Directors as the Company's Executive Vice President, Secretary and Treasurer to serve in accordance with the Company's By-laws filling the officer position vacancy arising from the death of Mr. Leonard W. Suroff, his father.

      Mark R. Suroff is also Co-Founder and Executive Vice President of Eyecity, Inc. a publicly traded company engaged in the development and marketing of ergonomic eye care products and technology infrastructure for the eye wear industry. He is also, Secretary, Treasurer and a Member of the Board of Directors of Eyecity, Inc. positions he has held since the inception of that company in May of 1996.

      Prior to co-founding Eyecity, Inc., Mr. Mark R. Suroff was President and a founder of Card Displays, Inc., a privately held advertising and marketing company which designed, displayed and sold media space for businesses in high traffic locations in the greater New York metropolitan area.

      Upon his appointment by the Board of Directors of the Company, Mr. Mark R. Suroff immediately assumed his position with the Company as its Executive Vice President, Secretary and
Treasurer.


                            SIGNATURE

         Pursuant to the requirements of the Securities  Exchange
Act  of  1934, the Registrant has duly caused this report  to  be
signed   on   its  behalf  by  the  undersigned  thereunto   duly
authorized.


                            IPORUSSIA, INC.


Date: January 22, 2007      By:/s/Vladimir F. Kuznetzov
                               ____________________________________
                               Vladimir F. Kuznetzov, President/CEO




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